Exhibit 23.2


  CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Canmax Inc. Stock Option Plan and to the incorporation by reference therein, of our report dated December 19, 1996, with respect to the consolidated financial statements of Canmax Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.




                                   /s/  ERNST & YOUNG LLP


  Dallas, Texas
  March 10, 1997